EXHIBIT 6


                                  CSW CREDIT, INC.
                          ALLOWED RETURNS ON COMMON EQUITY
                                 SEPTEMBER 30, 1996




                                     ALLOWED
                                     RETURN


CPL
   - RETAIL                          11.750%
   - WHOLESALE                       12.300%

PSO
   - RETAIL                          11.000%
   - WHOLESALE                       12.300%

SWEPCO
   - ARKANSAS                        14.600%
   - LOUISIANA                       14.500%
   - TEXAS                           15.700%
   - WHOLESALE                       12.300%

WTU
   - RETAIL                          11.375%
   - WHOLESALE                       12.300%






(1) Monthly adjustments are made to compensate for fluctuations in interest rates and average days outstanding to ensure that actual returns on common equity do not exceed those allowed on common equity.